UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 16, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23219 Stringtown Road, Suite 300

Clarksburg, MD 20871
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2024, OpGen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AEI Capital Ltd. (the “Purchaser”), pursuant to which the Company has the right, in its discretion, to sell to the Purchaser, at any time prior to September 30, 2024, shares of common stock, par value $0.01 per share (the “Shares”), of the Company having an aggregate value of up to $3,000,000 (the “Financing”). The Company will control the timing and amount of any sales of Shares pursuant to the Purchase Agreement. The purchase price for each Share will be the closing sales price as of the date immediately prior to the date of sale for the Common Stock on the market or exchange on which the Company’s common stock is then listed or traded. The proceeds of the Financing will be used for working capital and other general corporate purposes as well as to fund a potential strategic transaction.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information included in Item 3.01 of this Current Report on Form 8-K relating to the Guarantee Agreement is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on June 11, 2024, the Company received a letter from the listing staff of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”). The Stockholders’ Equity Rule requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 or to meet alternatives of market value of listed securities or net income from continuing operations, which the Company does not currently meet. In response to the letter, the Company submitted its plan to regain compliance with the Stockholders’ Equity Rule to the Nasdaq Hearings Panel (the “Panel”) and requested additional time to regain compliance with such rule. On August 16, 2024, following the Panel’s review of the Company’s plan to regain compliance, the Company received a letter (the “Notice”) indicating that the Panel had determined to deny the Company’s request for continued listing on Nasdaq. Pursuant to the Notice, based on the preliminary nature of the Company’s plan, the Panel determined that the Company did not provide a definitive plan evidencing its ability to achieve near- and long-term compliance with the Stockholders’ Equity Requirement.

Unless the Company requests an appeal of the Panel’s determination by August 31, 2024, Nasdaq will file a Form 25 Notification of Delisting with the SEC, which will remove the Company’s securities from listing on the Nasdaq Capital Market. The Notice also provided that the Company’s securities will be suspended from trading on the Nasdaq Capital Market at the opening of business on August 20, 2024.

The Company currently intends to timely appeal this determination by requesting that the Nasdaq Listing and Hearing Review Council review the decision of the Panel. Such appeal will stay the delisting of the Company’s securities with Nasdaq and the filing of the Form 25 pending the Panel’s decision until the resolution of such review. There can be no assurance that the Nasdaq Listing and Hearing Review Council will grant the Company’s request for continued listing on Nasdaq.

The Company continues to pursue various steps to regain compliance with the Stockholders’ Equity Rule. Most recently, on August 19, 2024, pursuant to the previously disclosed settlement agreements (the “Settlement Agreements”) with each of the European Investment Bank, the Company’s senior creditor (the “EIB”), and Curetis GmbH, the Company’s subsidiary in insolvency (“Curetis”), the Company paid and settled its outstanding indebtedness with the EIB and Curetis. The settlement agreement with the EIB also terminated that certain Guarantee and Indemnity Agreement, dated as of July 9, 2024 (the “Guarantee Agreement”), by and between the Company and EIB, pursuant to which the Company had guaranteed all of Curetis’ debt to EIB. The foregoing description of the Settlement Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such Settlement Agreements, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In addition, as described in Item 1.01 of this Current Report on Form 8-K, the Company entered into the Purchase Agreement on August 22, 2024, pursuant to which the Company may sell the Shares for aggregate gross proceeds of up to $3,000,000. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of such settlements and the Financing, the Company expects its increased stockholders’ equity will result in the Company regaining compliance with the Stockholders’ Equity Rule. The Company plans to pursue further steps to cause the Company to maintain ongoing compliance with the Stockholders’ Equity Rule. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in its efforts to regain and maintain such compliance.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. The Shares were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulations D and S promulgated thereunder as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations, including the risk that the Company’s intention to regain compliance with Nasdaq’s listing rules will not be achieved. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated August 22, 2024, by and between the Company and AEI Capital Ltd.
10.2	Settlement Agreement, dated March 25, 2024, by and between the European Investment Bank and the Company (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on March 29, 2024).
10.3	Settlement Agreement, dated March 25, 2024, by and between Insolvency Administrator for Curetis GmbH and the Company (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on March 29, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 22, 2024	OpGen, Inc.

	By:	/s/ John Tan Honjian
		Name:	John Tan Honjian
		Title:	Chairman and Chief Executive Officer

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